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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
D&K Healthcare Resources, Inc.

We consent to the incorporation by reference in registration statement Nos. 333-67976 and 333-60146 on Form S-3, No. 333-64112 on Form S-3 MEF, and Nos.
333-98437, 333-50506, and 333-24263 on Form S-8 of D&K Healthcare Resources, Inc. of our report dated August 6, 2004, with respect to the consolidated balance sheets of D&K Healthcare Resources, Inc. and subsidiaries as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2004, and the related financial statement schedule, which report appears in the June 30, 2004 annual report on Form 10-K of D&K Healthcare Resources, Inc.

Our report refers to a change in accounting for goodwill and intangible assets.

KPMG LLP
St. Louis, Missouri
September 13, 2004